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                                                                   EXHIBIT 10.69


         THIS UNSECURED NOTE, AND PAYMENT AND ENFORCEMENT HEREOF, IS SUBJECT TO THE TERMS AND PROVISIONS OF THAT CERTAIN SUBORDINATION AGREEMENT DATED APRIL ______, 2001 BETWEEN THE FROST NATIONAL BANK, A NATIONAL BANKING ASSOCIATION DOING BUSINESS AS FROST CAPITAL GROUP AND DAVID BARR AND ACKNOWLEDGED BY BOLLINGER INDUSTRIES, INC., BOLLINGER OPERATING CORP., BOLLINGER HOLDING CORP., NBF, INC., C.G. PRODUCTS, INC., AND BOLLINGER INDUSTRIES, L.P., AS SUCH SUBORDINATION AGREEMENT MAY BE AMENDED FROM TIME TO TIME.


                                 UNSECURED NOTE

DATE:__________________, 2001

MAKER: Bollinger Industries, Inc.

MAKER'S MAILING ADDRESS
     (INCLUDING COUNTY): 602 Fountain Parkway
                         Tarrant County, Texas
                         Grand Prairie, Texas 75050

PAYEE: David Barr

PLACE FOR PAYMENT (INCLUDING COUNTY): 736 Sundance Drive
                                      Tarrant County, Texas
                                      Arlington, Texas 76006

PRINCIPAL AMOUNT: $100,000.00

ANNUAL INTEREST RATE ON UNPAID PRINCIPAL FROM DATE: $5,000 per calendar month, pro-rated on a daily basis for partial months

TERMS OF PAYMENT (PRINCIPAL AND INTEREST): Interest is payable on or before the first day of each month during the term of this note, with the first payment due May 1, 2001. The principal amount of this note, and any unpaid interest thereon, shall be paid in full on October 1, 2001; provided, however, the due date for this note shall be accelerated in the event of a Change in Control of Maker. An early prepayment of this note may be made without penalty.

         A "Change in Control" means: (1) the acquisition of beneficial ownership within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Beneficial Ownership"), of an aggregate of more than fifty percent (50%) of the voting power of Maker's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under such Act) whose Beneficial Ownership is less than ten percent



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(10%) of the voting power of Maker's outstanding voting securities on the date hereof; or (2) a sale or other disposition of substantially all of the assets of Maker or substantially all of the operating assets of Bollinger Industries L.P.

         Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

         If Maker defaults in the payment of this note, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this note immediately due. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

         If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

         Each Maker is responsible for all obligations represented by this note.

                                       Bollinger Industries, Inc.


                                       By:
                                          --------------------------------------
                                          Glenn Bollinger, CEO



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